Exhibit 99.1

FOR IMMEDIATE ISSUE

FOR:	MDC Partners Inc.	CONTACT:	Erica Bartsch
	745 Fifth Avenue, 19th Floor		Sloane & Company
	New York, NY 10151		212-446-1875
IR@mdc-partners.com

MDC PARTNERS INC. REPORTS RESULTS FOR THE THREE AND
SIX MONTHS ENDED JUNE 30, 2019

Executing on Strategic Plan

Company Reaffirms Financial Guidance

SECOND QUARTER HIGHLIGHTS:

•	Revenue of $362.1 million versus $379.7 million a year ago, a decline of 4.6%.

•	Organic revenue decrease of 2.4%.

•	Net income attributable to MDC Partners common shareholders of $0.8 million in the second quarter of 2019 versus $1.1 million a year ago. Net loss attributable to MDC Partners common shareholders for the last twelve months (LTM) of $103.7 million as of June 30, 2019 versus $103.3 million loss as of March 31, 2019.

•	Adjusted EBITDA of $46.4 million versus $43.0 million a year ago, an increase of 7.9%. Adjusted EBITDA Margin of 12.8%, an increase of 150 basis points compared to prior year quarter.

•	Covenant EBITDA (LTM) of $187.9 million versus $183.8 million for the first quarter of 2019, an increase of 2.2%. (Refer to Schedule 7)

•	Net new business wins totaled a positive $43.0 million in the second quarter versus a decline of $11.7 million in the first quarter of 2019.

New York, NY, August 7, 2019 (NASDAQ: MDCA) – MDC Partners Inc. (“MDC Partners” or the “Company”) today announced financial results for the three and six months ended June 30, 2019.

“Our solid execution in the second quarter delivered year-over-year growth in margins and adjusted EBITDA -- plus 20% Adjusted EBITDA growth, excluding the sale of Kingsdale -- along with strong cash generation,” said Mark Penn, Chairman and CEO and MDC Partners. “Net new business also rebounded from a decline of $11.7 million in the first quarter to a positive $43 million in the second quarter, as our agencies took advantage of the continued strength of our pipeline.  We began aggressively executing against a comprehensive two year plan that will create a more nimble organization and return this business to consistent revenue growth. The plan is built around agency cooperation and network collaboration, with digital-first thinking and media and creative integration across agencies. Our recent move to align MDC Media Partners with GALE is just one example of one of many initiatives we are pursuing to create a more cohesive network. We believe this plan will create a more efficient organization that delivers consistent financial returns and allows partner agencies to thrive in a rapidly changing and increasingly competitive marketplace.”

Frank Lanuto, Chief Financial Officer, added, “Aided by continued cost-savings initiatives, Adjusted EBITDA was up 8% versus the prior year, while margins improved over 150 basis points year-over-year. We continue to manage costs tightly while taking the appropriate steps to optimize our business for growth. Based on our performance in the quarter, we reiterate our 2019 financial guidance.”

Second Quarter and Year-to-Date 2019 Financial Results

Revenue for second quarter of 2019 was $362.1 million versus $379.7 million for the second quarter of 2018, a decline of 4.6%. The effect on revenue of foreign exchange due to the strong US Dollar was negative 1.1%, the impact of non-GAAP acquisitions (dispositions), net was negative 1.1%, and the organic revenue decrease was 2.4%. Organic revenue was favorably impacted by 200 basis points from increased billable pass-through costs incurred on clients’ behalf from certain of our partner firms acting as principal.

Net New Business wins in the second quarter of 2019 totaled $43.0 million.

Net income attributable to MDC Partners common shareholders for the second quarter of 2019 was $0.8 million versus $1.1 million for the second quarter of 2018. This change results from lower expenses primarily driven by a reduction in staff costs and a foreign exchange gain in the second quarter of 2019 versus the prior year second quarter loss, offset by the decline in revenues. Diluted income per share attributable to MDC Partners common shareholders for the second quarter of 2019 was $0.01 versus diluted income per share of $0.02 for the second quarter of 2018.

Adjusted EBITDA for the second quarter of 2019 was $46.4 million versus $43.0 million for the second quarter of 2018, an increase of 7.9%. The improvement was primarily driven by reduced staff costs at Partner agencies and lower staff costs and professional fees at corporate. This led to a 150 basis-point improvement in Adjusted EBITDA margin in the second quarter of 2019 to 12.8% from 11.3% in the second quarter of 2018.

Net loss attributable to MDC Partners common shareholders for the last twelve months (LTM) was $103.7 million as of June 30, 2019 versus a $103.3 million loss as of March 31, 2019.

Covenant EBITDA for the last twelve months (LTM) was $187.9 million at June 30, 2019 versus $183.8 million at March 31, 2019, an increase of 2.2%. The change was primarily driven by the increase in Adjusted EBITDA.

Revenue for the first six months of 2019 was $690.9 million versus $706.7 million for the first six months of 2018, a decrease of 2.2%. The effect on revenue of foreign exchange due to the strong US Dollar was negative 1.3%, the impact of non-GAAP acquisitions (dispositions), net was positive 0.8%, and the organic revenue decrease was 1.7%. Organic revenue was favorably impacted by 209 basis points from increased billable pass-through costs incurred on clients’ behalf from certain of our partner firms acting as principal.

Net New Business wins for the first six months of 2019 totaled $31.3 million. Net loss attributable to MDC Partners common shareholders for the first six months of 2019 was $1.4 million, an improvement versus a net loss of $30.1 million for the first six months of 2018. This change is a result of lower expenses primarily driven by a reduction in staff and deferred acquisition costs and a foreign exchange gain in the second quarter of 2019, versus the prior year second quarter loss, partially offset by the decline in revenue. Diluted loss per share attributable to MDC Partners common shareholders for the six months of 2019 was $0.02 versus a diluted loss per share of $0.53 for the first six months of 2018.

Adjusted EBITDA for the first six months of 2019 was $67.9 million versus $50.8 million for the first six months of 2018, an increase of 33.7%. The improvement was primarily driven by reduced staff costs at Partner agencies and lower staff costs and professional fees at corporate. This led to a 260 basis-point improvement in Adjusted EBITDA margin in the first six months of 2019 to 9.8% from 7.2% in the first six months of 2018.

Financial Outlook

2019 financial guidance is maintained as follows:

2019 Outlook Commentary *

Organic Revenue Growth	We expect approximately 0% to 2% growth in organic revenue.

Foreign Exchange Impact, net	Assuming currency rates remain where they are, and based on our most recent projections, the net impact of foreign exchange is expected to decrease revenue by 1%.

Impact of Non-GAAP Acquisitions (Dispositions), net	Our current expectations are that the impact of acquisitions, net of disposition activity, will decrease revenue by approximately 90 basis points.

Covenant EBITDA and Adjustments	The Company expects to complete fiscal year 2019 with approximately $175 million to $185 million of Covenant EBITDA. The Company has applied certain pro forma and other adjustments, as expressly provided under the credit facility to derive its 2019E Covenant EBITDA forecast.

* The Company has excluded a quantitative reconciliation with respect to the Company’s 2019 guidance under the “unreasonable efforts” exception in item 10(e)(1)(i)(B) of Regulation S-K See "Non-GAAP Financial Measures" below for additional information

Conference Call

Management will host a conference call on Wednesday, August 7, 2019, at 8:30 a.m. (ET) to discuss results. The conference call will be accessible by dialing 1-412-902-4266 or toll free 1-888-346-6216. An investor presentation has been posted on our website at www.mdc-partners.com and may be referred to during the conference call.

A recording of the conference call will be available one hour after the call until 12:00 a.m. (ET), August 14, 2019, by dialing 1-412-317-0088 or toll free 1-877-344-7529 (passcode 10133745), or by visiting our website at www.mdc-partners.com.

About MDC Partners Inc.

MDC Partners is one of the most influential marketing and communications networks in the world. As "The Place Where Great Talent Lives," MDC Partners is celebrated for its innovative advertising, public relations, branding, digital, social and event marketing agency partners, which are responsible for some of the most memorable and effective campaigns for the world's most respected brands. By leveraging technology, data analytics, insights and strategic consulting solutions, MDC Partners drives creative excellence, business growth and measurable return on marketing investment for over 1,700 clients worldwide. For more information about MDC Partners and its partner firms, visit our website at www.mdc-partners.com and follow us on Twitter at http://www.twitter.com/mdcpartners.

Non-GAAP Financial Measures

In addition to its reported results, MDC Partners has included in this earnings release certain financial results that the Securities and Exchange Commission defines as "non-GAAP financial measures." Management believes that such non-GAAP financial measures, when read in conjunction with the Company's reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the Company's results. Such non-GAAP financial measures include the following:

(1) Organic Revenue: “Organic revenue growth” and “organic revenue decline” refer to the positive or negative results, respectively, of subtracting both the foreign exchange and acquisition (disposition) components from total revenue growth. The acquisition (disposition) component is calculated by aggregating prior period revenue for any acquired businesses, less the prior period revenue of any businesses that were disposed of during the current period. The organic revenue growth (decline) component reflects the constant currency impact of (a) the change in revenue of the partner firms which the Company has held throughout each of the comparable periods presented, and (b) “non-GAAP acquisitions (dispositions), net”. Non-GAAP acquisitions (dispositions), net consists of (i) for acquisitions during the current year, the revenue effect from such acquisition as if the acquisition had been owned during the equivalent period in the prior year and (ii) for acquisitions during the previous year, the revenue effect from such acquisitions as if they had been owned during that entire year (or same period as the current reportable period), taking into account their respective pre-acquisition revenues for the applicable periods, and (iii) for dispositions, the revenue effect from such disposition as if they had been disposed of during the equivalent period in the prior year.

(2) Net New Business: Estimate of annualized revenue for new wins less annualized revenue for losses incurred in the period.

(3) Adjusted EBITDA: Adjusted EBITDA is a non-GAAP measure that represents operating profit plus depreciation and amortization, stock-based compensation, deferred acquisition consideration adjustments, distributions from non-consolidated affiliates, and other items.

(4) Covenant EBITDA: Covenant EBITDA is a measure that includes pro forma adjustments for acquisitions, one-time charges, and other items, as defined in the Credit Agreement. We believe that the presentation of Covenant EBITDA is appropriate as it eliminates the effect of certain non-cash and other items not necessarily indicative of a company’s underlying operating performance. In addition, the presentation of Covenant EBITDA provides additional information to investors about the calculation of, and compliance with, certain financial covenants in the Credit Agreement.

Included in this earnings release are tables reconciling MDC Partners’ reported results to arrive at certain of these non-GAAP financial measures. We are unable to reconcile our projected 2019 Organic Revenue Growth to the corresponding GAAP measure because we are unable to predict the 2019 impact of foreign exchange due to the unpredictability of future changes in foreign exchange rates and because we are unable to predict the occurrence or impact of any acquisitions, dispositions, or other potential changes. We are unable to reconcile our projected 2019 Covenant EBITDA to the corresponding GAAP measure because the amount and timing of many future charges that impact these measures (such as amortization of future acquired intangible assets, foreign exchange transaction gains or losses, impairment charges, provision or benefit for income taxes, and certain assumptions used in the calculation of deferred acquisition consideration) are variable, uncertain, or out of our control and therefore cannot be reasonably predicted without unreasonable effort, if at all. As a result, we are unable to provide reconciliations of these measures. In addition, we believe such reconciliations could imply a degree of precision that might be confusing or misleading to investors. For the same reasons, we are unable to address the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on future GAAP financial results.

This press release contains forward-looking statements. Statements in this press release that are not historical facts, including without limitation statements about the Company’s beliefs and expectations, earnings guidance, recent business and economic trends, potential acquisitions, and estimates of amounts for redeemable noncontrolling interests and deferred acquisition consideration, constitute forward-looking statements. Words such as “estimates”, “expects”, “contemplates”, “will”, “anticipates”, “projects”, “plans”, “intends”, “believes”, “forecasts”, “may”, “should”, and variations of such words or similar expressions are intended to identify forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in this section. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events, if any.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statements. Such risk factors include, but are not limited to, the following:

•	risks associated with severe effects of international, national and regional economic conditions;

•	the Company’s ability to attract new clients and retain existing clients;

•	the spending patterns and financial success of the Company’s clients;

•	the Company’s ability to retain and attract key employees;

•	the Company’s ability to remain in compliance with its debt agreements and the Company’s ability to finance its contingent payment obligations when due and payable, including but not limited to those relating to redeemable noncontrolling interests and deferred acquisition consideration;

•	the successful completion and integration of acquisitions which complement and expand the Company’s business capabilities; and

•	foreign currency fluctuations

Investors should carefully consider these risk factors and the additional risk factors outlined in more detail in the Company’s Annual Report on Form 10-K under the caption “Risk Factors” and in the Company’s other SEC filings.

SCHEDULE 1

MDC PARTNERS INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(US$ in 000s, Except per Share Amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenue:
Services	$362,130	$379,743	$690,921	$706,711
Operating Expenses:
Cost of services sold	240,749	253,390	477,903	496,420
Office and general expenses	87,276	83,878	154,394	167,757
Depreciation and amortization	10,663	11,703	19,501	24,078
Other asset impairment	—	—	—	2,317
	338,688	348,971	651,798	690,572
Operating income	23,442	30,772	39,123	16,139
Other Income (Expenses):
Interest expense and finance charges, net	(16,413)	(16,859)	(33,174)	(32,942)
Foreign exchange gain (loss)	2,932	(6,549)	8,374	(13,209)
Other, net	(746)	592	(4,128)	1,033
	(14,227)	(22,816)	(28,928)	(45,118)
Income (loss) before income taxes and equity in earnings of non-consolidated affiliates	9,215	7,956	10,195	(28,979)
Income tax expense (benefit)	2,088	1,977	2,835	(6,353)

Income (loss) before equity in earnings of non-consolidated affiliates	7,127	5,979	7,360	(22,626)
Equity in earnings (losses) of non-consolidated affiliates	206	(28)	289	58
Net income (loss)	7,333	5,951	7,649	(22,568)
Net income attributable to the noncontrolling interest	(3,043)	(2,545)	(3,472)	(3,442)
Net income (loss) attributable to MDC Partners Inc.	4,290	3,406	4,177	(26,010)
Accretion on and net income allocated to convertible preference shares	(3,515)	(2,273)	(5,625)	(4,095)
Net income (loss) attributable to MDC Partners Inc. common shareholders	$775	$1,133	$(1,448)	$(30,105)
Income (loss) Per Common Share:
Basic
Net income (loss) attributable to MDC Partners Inc. common shareholders	$0.01	$0.02	$(0.02)	$(0.53)
Diluted
Net income (loss) attributable to MDC Partners Inc. common shareholders	$0.01	$0.02	$(0.02)	$(0.53)
Weighted Average Number of Common Shares Outstanding:
Basic	71,915,832	57,439,823	66,118,749	56,924,208
Diluted	72,024,689	57,802,872	66,118,749	56,924,208

SCHEDULE 2

MDC PARTNERS INC.

UNAUDITED REVENUE RECONCILIATION

(US$ in 000s, except percentages)

	Three Months Ended		Six Months Ended
	Revenue $	% Change	Revenue $	% Change
June 30, 2018	$379,743		$706,711

Organic revenue growth (decline) (1)	(9,219)	(2.4)%	(12,109)	(1.7)%
Non-GAAP acquisitions (dispositions), net	(4,218)	(1.1)%	5,635	0.8%
Foreign exchange impact	(4,176)	(1.1)%	(9,316)	(1.3)%
Total change	(17,613)	(4.6)%	(15,790)	(2.2)%
June 30, 2019	$362,130		$690,921

(1) “Organic revenue growth” and “organic revenue decline” refer to the positive or negative results, respectively, of subtracting both the foreign exchange and acquisition (disposition) components from total revenue growth. The acquisition (disposition) component is calculated by aggregating prior period revenue for any acquired businesses, less the prior period revenue of any businesses that were disposed of during the current period. The organic revenue growth (decline) component reflects the constant currency impact of (a) the change in revenue of the partner firms which the Company has held throughout each of the comparable periods presented, and (b) “non-GAAP acquisitions (dispositions), net”. Non-GAAP acquisitions (dispositions), net consists of (i) for acquisitions during the current year, the revenue effect from such acquisition as if the acquisition had been owned during the equivalent period in the prior year and (ii) for acquisitions during the previous year, the revenue effect from such acquisitions as if they had been owned during that entire year (or same period as the current reportable period), taking into account their respective pre-acquisition revenues for the applicable periods, and (iii) for dispositions, the revenue effect from such disposition as if they had been disposed of during the equivalent period in the prior year.

Note: Actuals may not foot due to rounding

SCHEDULE 3

MDC PARTNERS INC.

UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(US$ in 000s, except percentages)

For the Three Months Ended June 30, 2019

	Advertising and Communication	Global Integrated Agencies	Domestic Creative Agencies	Specialist Communications	Media Services	All Other	Corporate	Total
Revenue	$362,130	$154,368	$65,193	$47,170	$21,331	$74,068	$—	$362,130

Net income attributable to MDC Partners Inc. common shareholders								775
Adjustments to reconcile to operating profit (loss):
Accretion on convertible preference shares								3,515
Net income attributable to the noncontrolling interests								3,043
Equity in earning of non-consolidated affiliates								(206)
Income tax expense								2,088
Interest expense and finance charges, net								16,413
Foreign exchange income								(2,932)
Other, net								746
Operating income (loss)	$40,073	$20,720	$8,730	$6,683	$991	$2,949	$(16,631)	$23,442
margin	11.1%	13.4%	13.4%	14.2%	4.6%	4.0%		6.5%

Additional adjustments to reconcile to Adjusted EBITDA:
Depreciation and amortization	10,442	4,437	1,547	698	794	2,966	221	10,663
Stock-based compensation	2,442	1,232	522	52	(16)	652	1,192	3,634
Deferred acquisition consideration adjustments	2,073	1,811	(166)	745	(615)	298	—	2,073
Distributions from non- consolidated affiliates (2)	—	—	—	—	—	—	31	31
Other items, net (3)	—	—	—	—	—	—	6,594	6,594
Adjusted EBITDA (1)	$55,030	$28,200	$10,633	$8,178	$1,154	$6,865	$(8,593)	$46,437
margin	15.2%	18.3%	16.3%	17.3%	5.4%	9.3%		12.8%

(1) Adjusted EBITDA is a non-GAAP measure, but as shown above it represents operating profit (loss) plus depreciation and amortization, stock-based compensation, deferred acquisition consideration adjustments, distributions from non-consolidated affiliates, and other items.

(2) Distributions from non-consolidated affiliates includes (i) cash received for profit distributions from non-consolidated affiliates, and (ii) consideration from the sale of ownership interests in non-consolidated affiliates less contributions to date plus undistributed earnings (losses).

(3) Other items, net includes items such as severance expense and other restructuring expenses. See Schedule 10 for a reconciliation of amounts.

SCHEDULE 4

MDC PARTNERS INC.

UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(US$ in 000s, except percentages)

For the Six Months Ended June 30, 2019

	Advertising and Communication	Global Integrated Agencies	Domestic Creative Agencies	Specialist Communications	Media Services	All Other	Corporate	Total
Revenue	$690,921	$284,087	$132,201	$86,123	$41,510	$147,000	$—	$690,921

Net loss attributable to MDC Partners Inc. common shareholders								(1,448)
Adjustments to reconcile to operating profit (loss):
Accretion on convertible preference shares								5,625
Net income attributable to the noncontrolling interests								3,472
Equity in earning of non-consolidated affiliates								(289)
Income tax expense								2,835
Interest expense and finance charges, net								33,174
Foreign exchange income								(8,374)
Other, net								4,128
Operating income (loss)	$60,577	$24,491	$14,207	$13,760	$(843)	$8,962	$(21,454)	$39,123
margin	8.8%	8.6%	10.7%	16.0%	(2.0)%	6.1%		5.7%

Additional adjustments to reconcile to Adjusted EBITDA:
Depreciation and amortization	19,063	8,502	2,786	1,265	1,485	5,025	438	19,501
Stock-based compensation	6,987	4,999	986	78	(16)	940	(381)	6,606
Deferred acquisition consideration adjustments	(5,570)	(3,154)	(769)	(1,049)	73	(671)	—	(5,570)
Distributions from non- consolidated affiliates (2)	—	—	—	—	—	—	31	31
Other items, net (3)	—	—	—	—	—	—	8,220	8,220
Adjusted EBITDA (1)	$81,057	$34,838	$17,210	$14,054	$699	$14,256	$(13,146)	$67,911
margin	11.7%	12.3%	13.0%	16.3%	1.7%	9.7%		9.8%

(1) Adjusted EBITDA is a non-GAAP measure, but as shown above it represents operating profit (loss) plus depreciation and amortization, stock-based compensation, deferred acquisition consideration adjustments, distributions from non-consolidated affiliates, and other items.

(2) Distributions from non-consolidated affiliates includes (i) cash received for profit distributions from non-consolidated affiliates, and (ii) consideration from the sale of ownership interests in non-consolidated affiliates less contributions to date plus undistributed earnings (losses).

(3) Other items, net includes items such as severance expense and other restructuring expenses. See Schedule 10 for a reconciliation of amounts.

SCHEDULE 5

MDC PARTNERS INC.

UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(US$ in 000s, except percentages)

For the Three Months Ended June 30, 2018

	Advertising and Communication	Global Integrated Agencies	Domestic Creative Agencies	Specialist Communications	Media Services	All Other	Corporate	Total
Revenue	$379,743	$158,163	$72,971	$40,304	$21,398	$86,907	$—	$379,743

Net income attributable to MDC Partners Inc. common shareholders								1,133
Adjustments to reconcile to operating profit (loss):
Accretion on convertible preference shares								2,273
Net income attributable to the noncontrolling interests								2,545
Equity in losses of non-consolidated affiliates								28
Income tax expense								1,977
Interest expense and finance charges, net								16,859
Foreign exchange loss								6,549
Other, net								(592)
Operating income (loss)	$43,912	$18,352	$5,077	$6,216	$(1,719)	$15,986	$(13,140)	$30,772
margin	11.6%	11.6%	7.0%	15.4%	(8.0)%	18.4%		8.1%

Additional adjustments to reconcile to Adjusted EBITDA:
Depreciation and amortization	11,543	4,743	1,281	992	635	3,892	160	11,703
Stock-based compensation	4,382	2,475	1,097	52	74	684	1,221	5,603
Deferred acquisition consideration adjustments	(5,067)	(2,609)	1,233	257	90	(4,038)	—	(5,067)
Distributions from non- consolidated affiliates (2)	—	—	—	—	—	—	11	11
Other items, net (3)	—	—	—	—	—	—	(68)	(68)
Adjusted EBITDA (1)	$54,770	$22,961	$8,688	$7,517	$(920)	$16,524	$(11,816)	$42,954
margin	14.4%	14.5%	11.9%	18.7%	(4.3)%	19.0%		11.3%

(1) Adjusted EBITDA is a non-GAAP measure, but as shown above it represents operating profit (loss) plus depreciation and amortization, stock-based compensation, deferred acquisition consideration adjustments, distributions from non-consolidated affiliates, and other items.

(2) Distributions from non-consolidated affiliates includes (i) cash received for profit distributions from non-consolidated affiliates, and (ii) consideration from the sale of ownership interests in non-consolidated affiliates less contributions to date plus undistributed earnings (losses).

(3) Other items, net includes items such as severance expense and other restructuring expenses. See Schedule 10 for a reconciliation of amounts.

SCHEDULE 6

MDC PARTNERS INC.

UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(US$ in 000s, except percentages)

For the Six Months Ended June 30, 2018

	Advertising and Communication	Global Integrated Agencies	Domestic Creative Agencies	Specialist Communications	Media Services	All Other	Corporate	Total
Revenue	$706,711	$287,686	$139,625	$79,128	$46,082	$154,190	$—	$706,711

Net loss attributable to MDC Partners Inc. common shareholders								(30,105)
Adjustments to reconcile to operating profit (loss):
Accretion on convertible preference shares								4,095
Net income attributable to the noncontrolling interests								3,442
Equity in earning of non-consolidated affiliates								(58)
Income tax benefit								(6,353)
Interest expense and finance charges, net								32,942
Foreign exchange loss								13,209
Other, net								(1,033)
Operating income (loss)	$43,351	$4,760	$7,955	$9,944	$(1,738)	$22,430	$(27,212)	$16,139
margin	6.1%	1.7%	5.7%	12.6%	(3.8)%	14.5%		2.3%

Additional adjustments to reconcile to Adjusted EBITDA:
Depreciation and amortization	23,694	12,152	2,574	1,959	1,273	5,736	384	24,078
Other asset impairment	—	—	—	—	—	—	2,317	2,317
Stock-based compensation	8,171	4,935	1,507	239	149	1,341	2,469	10,640
Deferred acquisition consideration adjustments	(2,481)	(1,174)	1,463	765	172	(3,707)	—	(2,481)
Distributions from non- consolidated affiliates (2)	—	—	—	—	—	—	31	31
Other items, net (3)	—	—	—	—	—	—	54	54
Adjusted EBITDA (1)	$72,735	$20,673	$13,499	$12,907	$(144)	$25,800	$(21,957)	$50,778
margin	10.3%	7.2%	9.7%	16.3%	(0.3)%	16.7%		7.2%

(1) Adjusted EBITDA is a non-GAAP measure, but as shown above it represents operating profit (loss) plus depreciation and amortization, other asset impairment, stock-based compensation, deferred acquisition consideration adjustments, distributions from non-consolidated affiliates, and other items.

(2) Distributions from non-consolidated affiliates includes (i) cash received for profit distributions from non-consolidated affiliates, and (ii) consideration from the sale of ownership interests in non-consolidated affiliates less contributions to date plus undistributed earnings (losses).

(3) Other items, net includes items such as severance expense and other restructuring expenses. See Schedule 10 for a reconciliation of amounts.

SCHEDULE 7

MDC PARTNERS INC.

UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO COVENANT EBITDA

(US$ in 000s)

	2018			2019		Covenant EBITDA (LTM) (1)
	Q2	Q3	Q4	Q1	Q2	Q1-2019 - LTM	Q2-2019 - LTM
Net income (loss) attributable to MDC Partners Inc. common shareholders	$1,133	$(18,234)	$(83,749)	$(2,496)	$775	$(103,346)	$(103,704)
Adjustments to reconcile to operating profit (loss):
Accretion on and net income allocated to convertible preference shares	2,273	2,109	2,151	2,383	3,515	8,916	10,158
Net income attributable to the noncontrolling interests	2,545	2,458	5,885	429	3,043	11,317	11,815
Equity in earnings (losses) of non-consolidated affiliates	28	(300)	296	(83)	(206)	(59)	(293)
Income tax expense	1,977	2,986	34,970	748	2,088	40,681	40,792
Interest expense and finance charges, net	16,859	17,063	17,070	16,761	16,413	67,753	67,307
Foreign exchange loss (gain)	6,549	(3,275)	13,324	(5,442)	(2,932)	11,156	1,675
Other, net	(592)	(189)	992	3,383	746	3,594	4,932
Operating income (loss)	30,772	2,618	(9,061)	15,683	23,442	40,012	32,682

Adjustments to reconcile to Adjusted EBITDA:
Depreciation and amortization	11,703	11,134	10,984	8,838	10,663	42,659	41,619
Goodwill and other asset impairment	—	21,008	56,732	—	—	77,740	77,740
Stock-based compensation	5,603	6,242	1,534	2,972	3,634	16,351	14,382
Deferred acquisition consideration adjustments	(5,067)	11,003	(8,980)	(7,643)	2,073	(10,687)	(3,547)
Distributions from non- consolidated affiliates	11	478	270	—	31	759	779
Other items, net (2)	(68)	7,347	478	1,626	6,594	9,383	16,045
Adjusted EBITDA	42,954	59,830	51,957	21,476	46,437	176,217	179,700

Adjustments to reconcile to Covenant EBITDA:
Proforma acquisitions/dispositions	(3,558)	(1,195)	(2,148)	(1,965)	—	(8,866)	(5,308)
Severance due to eliminated positions	4,169	1,155	3,615	1,534	2,346	10,473	8,650
Other adjustments, net (3)	2,067	600	1,877	1,412	989	5,956	4,878
	$45,632	$60,390	$55,301	$22,457	$49,772	$183,780	$187,920

(1) Covenant EBITDA is a measure that includes pro forma adjustments for acquisitions, one-time charges, and other adjustments, as defined in the Credit Agreement. Covenant EBITDA is calculated as the aggregate of operating results for the rolling last twelve months (LTM). Each quarter is presented to provide the information utlized to calculate Covenant EBITDA. Historical Covenant EBITDA may be recasted in the current period for any proforma adjustments related to acqusitions and/or dispositions in the current period.

(2) Other items, net includes items such as severance expense and other restructuring expenses and costs associated with the company's strategic review process. See Schedule 10 for a reconciliation of amounts.

(3) Other adjustments, net primarily includes one time professional fees and costs associated with real estate consolidation.

SCHEDULE 8

MDC PARTNERS INC.

UNAUDITED CONSOLIDATED BALANCE SHEETS

(US$ in 000s)

	June 30, 2019	December 31, 2018
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$27,304	$30,873
Accounts receivable, less allowance for doubtful accounts of $2,792 and $1,879	434,512	395,200
Expenditures billable to clients	40,605	42,369
Assets held for sale	—	78,913
Other current assets	44,815	42,499
Total Current Assets	547,236	589,854
Fixed assets, at cost, less accumulated depreciation of $141,167 and $128,546	83,950	88,189
Right of use assets - operating leases	237,418	—
Investments in non-consolidated affiliates	6,761	6,556
Goodwill	743,582	740,955
Other intangible assets, net, less accumulated amortization of $168,748 and $161,868	60,848	67,765
Deferred tax assets	92,439	92,741
Other assets	26,415	25,513
Total Assets	$1,798,649	$1,611,573
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS, AND SHAREHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable	$228,069	$221,995
Accruals and other liabilities	253,868	313,141
Liabilities held for sale	—	35,967
Advance billings	168,142	138,505
Current portion of lease liabilities - operating leases	46,338	—
Current portion of deferred acquisition consideration	35,439	32,928
Total Current Liabilities	731,856	742,536
Long-term debt	914,092	954,107
Long-term portion of deferred acquisition consideration	22,804	50,767
Long-term lease liabilities - operating leases	233,165	—
Other liabilities	19,503	54,255
Deferred tax liabilities	6,571	5,329
Total Liabilities	1,927,991	1,806,994
Redeemable Noncontrolling Interests	42,635	51,546
Commitments, Contingencies, and Guarantees
Shareholders’ Deficit:
Convertible preference shares, 145,000 authorized, issued and outstanding at June 30, 2019 and 95,000 at December 31, 2018	152,746	90,123
Common stock and other paid-in capital	97,455	58,579
Accumulated deficit	(460,726)	(464,903)
Accumulated other comprehensive loss (income)	(1,713)	4,720
MDC Partners Inc. Shareholders' Deficit	(212,238)	(311,481)
Noncontrolling interests	40,261	64,514
Total Shareholders' Deficit	(171,977)	(246,967)
Total Liabilities, Redeemable Noncontrolling Interests and Shareholders' Deficit	$1,798,649	$1,611,573

SCHEDULE 9

MDC PARTNERS INC.

UNAUDITED SUMMARY CASH FLOW DATA

(US$ in 000s)

	Six Months Ended June 30,
	2019	2018
Net cash used in operating activities	$(40,237)	$(61,713)
Net cash provided by (used in) investing activities	9,818	(36,121)
Net cash provided by financing activities	25,712	76,343
Effect of exchange rate changes on cash, cash equivalents, and cash held in trusts	4	311
Net decrease in cash, cash equivalents, and cash held in trusts including cash classified within assets held for sale	$(4,703)	$(21,180)
Change in cash and cash equivalents held in trusts classified within held for sale	(3,307)	—
Change in cash and cash equivalents classified within assets held for sale	4,441	—
Net decrease in cash and cash equivalents	$(3,569)	$(21,180)

SCHEDULE 10

MDC PARTNERS INC.

UNAUDITED RECONCILIATION OF COMPONENTS OF NON- GAAP MEASURES

(US$ in 000s)

	2018					2019
	Q1	Q2	Q3	Q4	FY	Q1	Q2	YTD
NON-GAAP ACQUISITIONS (DISPOSITIONS), NET
GAAP revenue from current year acquisitions	$—	$11,066	$12,734	$12,317	$36,117	$—	$698	$698
GAAP revenue from prior year acquisitions (1)	—	—	—	—	—	15,685	1,519	17,204
Impact of adoption of ASC 606 exclusion	—	450	(1,122)	504	(168)	—	—	—
Foreign exchange impact	—	—	—	—	—	—	—	—
Contribution to organic revenue (growth) decline (2)	—	(3,417)	(945)	(3,243)	(7,605)	(4,008)	(440)	(4,448)
Prior year revenue from dispositions (3)	(5,261)	(5,592)	(3,847)	—	(14,700)	(1,825)	(5,995)	(7,820)
Non-GAAP acquisitions (dispositions), net	$(5,261)	$2,507	$6,820	$9,578	$13,644	$9,852	$(4,218)	$5,634

	2018					2019
	Q1	Q2	Q3	Q4	FY	Q1	Q2	YTD
OTHER ITEMS, NET
SEC investigation and class action litigation expenses	122	235	(88)	131	400	—	—	—
D&O insurance proceeds	—	(303)	(231)	(24)	(558)	—	—	—
Severance and other restructuring expenses	—	—	7,665	372	8,037	—	6,703	6,703
Strategic review process costs	—	—	—	—	—	1,626	(109)	1,517
Total other items, net	$122	$(68)	$7,346	$479	$7,879	$1,626	$6,594	$8,220

	2018					2019
	Q1	Q2	Q3	Q4	FY	Q1	Q2	YTD
CASH INTEREST, NET & OTHER
Cash interest paid	(649)	(30,765)	(1,597)	(31,001)	(64,012)	(1,629)	(30,014)	(31,643)
Bond interest accrual adjustment	(14,625)	14,625	(14,625)	14,625	—	(14,625)	14,625	—
Adjusted cash interest paid	(15,274)	(16,140)	(16,222)	(16,376)	(64,012)	(16,254)	(15,389)	(31,643)
Interest income	148	159	91	227	625	149	138	287
Total cash interest, net & other	$(15,126)	$(15,981)	$(16,131)	$(16,149)	$(63,387)	$(16,105)	$(15,251)	$(31,356)

	2018					2019
	Q1	Q2	Q3	Q4	FY	Q1	Q2	YTD
CAPITAL EXPENDITURES, NET
Capital expenditures	(3,799)	(5,890)	(5,543)	(5,032)	(20,264)	(3,606)	(4,317)	(7,923)
Landlord reimbursements	219	851	291	442	1,803	1	—	1
Total capital expenditures, net	$(3,580)	$(5,039)	$(5,252)	$(4,590)	$(18,461)	$(3,605)	$(4,317)	$(7,922)

	2018					2019
	Q1	Q2	Q3	Q4	FY	Q1	Q2	YTD
MISCELLANEOUS OTHER DISCLOSURES
Net income attributable to the noncontrolling interests	897	2,545	2,458	5,885	11,785	429	3,043	3,472
Cash taxes	$1,333	$1,293	$2,196	$(986)	$3,836	$1,677	$1,817	$3,494

(1) GAAP revenue from prior year acquisitions for 2019 and 2018 relates to acquisitions which occurred in 2018 and 2017, respectively.

(2) Contributions to organic revenue growth (decline) represents the change in revenue, measured on a constant currency basis, relative to the comparable pre-acquisition period for acquired businesses that is included in the Company's organic revenue growth (decline) calculation.

(3) Prior year revenue from dispositions reflects the incremental impact on revenue for the comparable period after the Company's disposition of such disposed business, plus revenue from each business disposed of by the Company in the previous year through the twelve month anniversary of the disposition.

Note: Actuals may not foot due to rounding.

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